Pricing Supplement Dated February 28, 2020 Registration Statement No. 333-225551 Filed pursuant to Rule 424(b)(2)	February 2020 (To Prospectus dated October 31, 2018 and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. and International Equities

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022

$2,750,000 Based on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

UBS AG Trigger Callable Contingent Yield Securities with Daily Coupon Observation (the “securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust (each an “underlying fund” and together the “underlying funds”). If the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period, UBS will pay you a contingent coupon on the related coupon payment date. If the closing price of any underlying fund is less than its coupon barrier on any trading day during an observation period, you will not receive any contingent coupon for that observation period on the related coupon payment date. UBS may elect, on or before any applicable observation end date, to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date. If UBS elects to call the securities prior to maturity, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and a trigger event does not occur, at maturity, UBS will pay you a cash payment per security at maturity equal to the stated principal amount, in addition to any contingent coupon otherwise due. If, however, UBS does not elect to call the securities and a trigger event occurs, UBS will pay you less than the full stated principal amount per security, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the decline in the closing price of the underlying fund with the lowest underlying return (the “worst performing underlying fund”) from its initial price to its final price over the term of the securities and you will lose a significant portion or all of your initial investment. A trigger event is deemed to have occurred if the closing price of any underlying fund is less than its trigger level on the “trigger observation date”, which is the final valuation date. The securities are for investors who are willing to risk their principal and seek interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent coupons if any underlying fund’s closing price is less than its coupon barrier on any trading day during each observation period and the risk of an early call at UBS’ discretion. Investing in the securities involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs. The securities will not pay a contingent coupon if the closing price of any underlying fund is less than its coupon barrier on any trading day during an observation period. UBS may elect to call the securities at its discretion regardless of the performance of the underlying funds. Higher contingent coupon rates are generally associated with a greater risk of loss. Investors will not participate in any appreciation of any of the underlying funds. The contingent repayment of principal only applies if you hold the securities until the call settlement date or the maturity date, as applicable. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of the Xtrackers Harvest CSI 300 China A-Shares ETF (Bloomberg Ticker: “ASHR UP”)

Shares of the iShares® Russell 2000 ETF (Bloomberg Ticker: “IWM UP”)

Shares of the SPDR® S&P 500® ETF Trust (Bloomberg Ticker: “SPY UP”)

Aggregate principal amount:	$2,750,000
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Term:	Approximately 2.5 years, unless called earlier.
Trade date:	February 28, 2020
Settlement date:	March 4, 2020. We expect to deliver the securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Final valuation date:	August 29, 2022, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.
Maturity date:	September 1, 2022, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Issuer call feature:	UBS may elect, on or before any observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date.
Issuer call amount:	If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date.
Contingent coupon:	•	If the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period (including the final observation period), UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date.
•	If the closing price of any underlying fund is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date
The contingent coupon is a fixed amount based upon equal quarterly installments at the contingent coupon rate. The contingent coupon per security that would be applicable to each coupon payment date for which the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period will be: $0.175
Contingent coupons on the securities are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing price of any underlying fund is less than its coupon barrier
Contingent coupon rate:	The contingent coupon rate is 7.00% per annum.
Coupon payment dates:	Three business days following the related observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation end date will be the maturity date.
Observation end dates:	May 28, 2020, August 28, 2020, November 30, 2020, March 1, 2021, May 28, 2021, August 30, 2021, November 29, 2021, February 28, 2022, May 31, 2022 and August 29, 2022, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Periods”, “— Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to August 29, 2022 as the final valuation date.
Observation Period:	The first observation period will consist of each day from but excluding the trade date to and including the first observation end date, subject to postponement in the event of a market disruption event as described in the first paragraph of “General Terms of the Securities — Market Disruption Events — For Securities that reference a valuation period” in the accompanying product supplement. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.
Trigger event:

A trigger event is deemed to have occurred if the closing price of any of the underlying funds is less than its respective trigger level on the trigger observation date.

In this case, you will be fully exposed to the underlying return of the worst performing underlying fund.

Trigger observation date:	August 29, 2022, which is the final valuation date. The final valuation date is subject to postponement for non-trading days and certain market disruption events, as described under “General Terms of the Securities — Valuation Dates — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement.
Payment at maturity:	•	If UBS does not elect to call the securities and a trigger event does not occur, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $10 plus any contingent coupon otherwise due with respect to the securities on the maturity date.
•	If UBS does not elect to call the securities and a trigger event occurs, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to:
$10 x (1 + Underlying Return of the Worst Performing Underlying Fund)
You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs.
Underlying return:	With respect to each underlying fund, the quotient, expressed as a percentage, of the following formula: Final Price – Initial Price Initial Price
Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund.
Final price:	The closing price of each underlying fund on the final valuation date, as determined by the calculation agent.
Initial price:

$28.57, which is the closing price of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF on the trade date;

$146.33, which is the closing price of the shares of the iShares® Russell 2000 ETF on the trade date;

$296.26, which is the closing price of the shares of the SPDR® S&P 500® ETF Trust on the trade date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Coupon barrier:

$17.14, which is equal to 60% of the initial price of the Xtrackers Harvest CSI 300 China A-Shares ETF;

$87.80, which is equal to 60% of the initial price of the shares of the iShares® Russell 2000 ETF;

$177.76, which is equal to 60% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

The coupon barrier of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Trigger level:

$17.14, which is equal to 60% of the initial price of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF;

$87.80, which is equal to 60% of the initial price of the shares of the iShares® Russell 2000 ETF;

$177.76, which is equal to 60% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

The trigger level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

CUSIP/ISIN:	90281G816 / US90281G8160
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	1.50%(a)	98.00%
+0.50%(b)
2.00%
Total:	$2,750,000.00	$55,000.00	$2,695,000.00

(1)	UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $0.20 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a) a fixed sales commission of $0.15 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b) a fixed structuring fee of $.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the trade date is $9.552. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “—Limited or no secondary market and secondary market price considerations” beginning on page 14 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12 and “Risk Factors” beginning on page PS-9 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Prospectus dated October 31, 2018

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

Product Supplement dated October 31, 2018:

https://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Callable Contingent Yield Securities with Daily Coupon Observation that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

February 2020	Page 2

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Investment Summary

The Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022 based on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to earn a contingent coupon, which will be an amount equal to $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 60% of its respective initial price, which we refer to as the coupon barrier, on each trading day during the applicable observation period. The contingent coupon, if any, will be payable on the relevant coupon payment date, which will be three business days after the related observation end date. It is possible that the closing prices of one or more of the underlying funds could remain below their respective coupon barriers for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent coupons.

If the closing price of any underlying fund is less than its coupon barrier on any trading day during the applicable observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date. If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date. If UBS does not elect to call the securities, the closing prices of all of the underlying funds are equal to or greater than their respective coupon barriers on each trading day during the final observation period and a trigger event does not occur, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $10 plus the contingent coupon otherwise due on the maturity date. If UBS does not elect to call the securities and the final price of each of the underlying funds are equal to or greater than their respective trigger levels but the closing price of any underlying fund is less than its coupon barrier on any trading day during the final observation period, the payment at maturity will be equal to the stated principal amount. If, however, UBS does not elect to call the securities and a trigger event occurs, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund. A trigger event is deemed to have occurred if the closing price of any underlying fund is less than its trigger level on the trigger observation date. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs. The value of such cash payment will be significantly less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion or all of their initial investment and also the risk of not receiving any contingent coupons. In addition, investors will not participate in any appreciation of the underlying funds.

UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is above its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity.

February 2020	Page 3

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Key Investment Rationale

The securities do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent coupon equal to $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 60% of its respective initial price, which we refer to as the coupon barrier, on each trading day during the applicable observation period. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part, on the call settlement date for a cash payment equal to the stated principal amount per security plus any contingent coupon otherwise due with respect to the related observation end date. The payment at maturity will vary depending on the final price of each underlying fund, as follows:

Scenario 1	On or before any observation end date other than the final valuation date, UBS elects to call the securities in whole, but not in part.
	▪	On the call settlement date, the securities will be called and UBS will pay a cash payment equal to the stated principal amount plus any contingent coupon otherwise due with respect to the applicable observation period. The related contingent coupon will be paid only if all of the closing prices for all of the underlying funds were equal to or greater than their respective coupon barriers on each trading day during the applicable observation period. Following an issuer call, no further payments will be made on the securities.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2	UBS does not elect to call the securities, a trigger event does not occur and the closing prices of all of the underlying funds are equal to or greater than their respective coupon barriers on each trading day during the final observation period.
	▪	UBS will pay you a cash payment per security on the maturity date equal to (i) the stated principal amount plus (ii) the contingent coupon otherwise due on the maturity date.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3	UBS does not elect to call the securities, a trigger event does not occur and the closing price of at least one underlying fund is less than its respective coupon barrier on at least one trading day during the final observation period.
	▪	UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices and will not receive a contingent coupon on the maturity date.

Scenario 4	UBS does not elect to call the securities prior to maturity and a trigger event occurs.
	▪	The closing price of any underlying fund is less than its respective trigger level.
	▪	UBS will pay you a cash payment per security on the maturity date, if anything, that is significantly less than the stated principal amount, equal to (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund.
	▪	Investors will lose a significant portion or all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the securities, including payments in respect of an issuer call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they become due. If UBS were to default on its payment obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent coupon on a coupon payment date (including the maturity date) if the closing price of any underlying fund is less than its coupon barrier on any trading day during the applicable observation period, and you may receive few or no contingent coupons during the term of the securities. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities on the related call settlement date, regardless of the closing prices of the underlying funds on such observation end date. If UBS does not elect to call the securities and a trigger event occurs, you will lose a significant portion or all of your initial investment at maturity.

February 2020	Page 4

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.
▪	You understand and accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the closing price of any underlying fund is less than its trigger level on the trigger observation date.
▪	You are willing to risk receiving no contingent coupons and believe the closing price of each underlying fund will be equal to or greater than its coupon barrier on each trading day during each observation period.
▪	You believe a trigger event will not occur, meaning the closing price of each underlying fund will be equal to or greater than its trigger level on the trigger observation date.
▪	You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.
▪	You understand and accept that you will not participate in any appreciation in the price of any of the underlying funds and that your potential return is limited to any contingent coupons received.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.
▪	You are willing to invest in the securities based on the coupon barriers, trigger levels and contingent coupon rate specified on the cover hereof.
▪	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying funds.
▪	You are willing to invest in securities that UBS may elect to call early at its discretion and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.
▪	You understand and are willing to accept the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.
▪	You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the closing price of any underlying fund is less than its trigger level on the trigger observation date.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You are unwilling to risk receiving no contingent coupons during the term of the securities or believe that the closing price of at least one of the underlying funds will decline during the term of the securities and is likely to be less than its coupon barrier on at least one trading day during an observation period.
▪	You believe a trigger event will occur, meaning the closing price of any underlying fund will be less than its trigger level on the trigger observation date.

February 2020	Page 5

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
▪	You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.
▪	You seek an investment that participates in the full appreciation in the prices of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.
▪	You are unwilling to invest in the securities based on the coupon barriers, trigger levels or contingent coupon rate specified on the cover hereof.
▪	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying funds.
▪	You are unable or unwilling to hold securities that UBS may elect to call early at its discretion, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
▪	You do not understand or are not willing to accept the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

February 2020	Page 6

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices, (2) whether UBS elects to call the securities and (3) the final prices.

Diagram #1: Observation Periods (other than the Final Observation Period)

Diagram #2: Payment at Maturity if No Issuer Call Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 8.

February 2020	Page 7

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$25.00 $150.00 $300.00
Hypothetical Coupon Barrier: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$15.00, which is 60% of the initial price $90.00, which is 60% of the initial price $180.00, which is 60% of the initial price
Hypothetical Trigger Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$15.00, which is 60% of the initial price $90.00, which is 60% of the initial price $180.00, which is 60% of the initial price
Hypothetical Term:	Approximately 2.5 years
Hypothetical Contingent Coupon:	$0.175 per security (equivalent to 7.00% per annum of the stated principal amount)
Stated Principal Amount:	$10.00 per security

In Examples 1 and 2, on a specified observation end date UBS elects and delivers written notice to the trustee to call the securities on the related call settlement date. In Examples 3, 4 and 5, UBS does not elect to call the securities and the securities and remain outstanding until maturity.

	Example 1 - UBS calls the securities on the first observation end date.					Example 2 - UBS calls the securities on the third observation end date.
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)
#1	A. $30.00 (at or above coupon barrier) B. $33.00 (at or above coupon barrier)	A. $95.00 (at or above coupon barrier) B. $97.00 (at or above coupon barrier)	A. $300.00 (at or above coupon barrier) B. $305.00 (at or above coupon barrier)	—*	$10.175	A. $16.00 (at or above coupon barrier) B. $17.00 (at or above coupon barrier)	A. $110.00 (at or above coupon barrier) B. $115.00 (at or above coupon barrier)	A. $195.00 (at or above coupon barrier) B. $245.00 (at or above coupon barrier)	$0.175	N/A
#2	N/A	N/A	N/A	N/A	N/A	A. $19.00 (at or above coupon barrier) B. $20.00 (at or above coupon barrier)	A. $80.00 (below coupon barrier) B. $125.00 (at or above coupon barrier)	A. $277.00 (at or above coupon barrier) B. $300.00 (at or above coupon barrier)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. $14.00 (below coupon barrier) B. $30.00 (at or above coupon barrier)	A. $140.00 (at or above coupon barrier) B. $180.00 (at or above coupon barrier)	A. $325.00 (at or above coupon barrier) B. $360.00 (at or above coupon barrier)	—*	$10.00
#4 - #9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Valuation Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

February 2020	Page 8

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

* The issuer call amount includes any unpaid contingent coupon with respect to the observation end date on which the issuer, at their sole discretion, decides to call the securities.

▪	In Example 1, UBS notifies the trustee on the first observation end date that it would like to call the securities and the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the first observation period. You receive the issuer call amount (reflecting your principal amount plus the applicable contingent coupon with respect to the first observation period), calculated as follows:

Stated Principal Amount + Contingent Coupon = $10.00 + $0.175 = $10.175

In this example, the issuer call feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to issuer call, you will stop receiving contingent coupons. Your total payment per security in this example is $10.175 (a 1.75% total return on the securities over 3 months).
▪	In Example 2, UBS notifies the trustee on the third observation end date that it would like to call the securities. As the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the first observation period, you receive the contingent coupon of $0.175 with respect to the first observation period. As the closing price of at least one of the underlying funds was less than its coupon barrier on a trading day during the second observation period, you will not receive a contingent coupon with respect to the second observation period. As the closing price of at least one of the underlying funds was less than its coupon barrier on a trading day during the third observation period, you will not receive a contingent coupon with respect to the third observation period. UBS notified the trustee on the third observation end date that it would like to call the securities and following the third observation period, you receive an issuer call amount of $10.00, reflecting your principal amount. When added to the contingent coupon of $0.175 received in respect of the prior observation periods, you will have received a total of $10.175. You will not receive any further payments on the securities.
In this example, the issuer call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to an issuer call, you will stop receiving contingent coupons. Further, although all of the underlying funds have appreciated by 20% from their respective initial prices on the third observation end date, you receive only $10.175 per security and do not benefit from such appreciation. Your total payment per security in this example is $10.175 (a 1.75% total return on the securities over 9 months).

	Example 3- UBS does not call the securities and a trigger event does not occur.
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)
#1	A. $8.50 (below coupon barrier) B. $10.00 (below coupon barrier)	A. $85.00 (below coupon barrier) B. $87.00 (below coupon barrier)	A. $155.00 (below coupon barrier) B. $160.00 (below coupon barrier)	$0	N/A
#2	A. $8.00 (below coupon barrier) B. $8.25 (below coupon barrier)	A. $84.00 (below coupon barrier) B. $84.00 (below coupon barrier)	A. $152.00 (below coupon barrier) B. $155.00 (below coupon barrier)	$0	N/A
#3 - #9	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A
Final Valuation Date	A. $20.00 (at or above coupon barrier) B. $28.50 (at or above trigger level)	A. $130.00 (at or above coupon barrier) B. $151.00 (at or above trigger level)	A. $271.00 (at or above coupon barrier) B. $302.00 (at or above trigger level)	$0.175	N/A
Payment at Maturity	$10.175
▪	In Example 3, UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level. During each of the observation periods prior to the final observation period, the closing prices of at least one of the underlying

February 2020	Page 9

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust funds is less than its respective coupon barrier on a trading day during the applicable observation periods. As a result, you do not receive a contingent coupon with respect to any of those observation periods. Because the closing prices of all of the underlying funds are equal to or greater than their respective coupon barriers on each trading day during the final observation period, at maturity you receive the stated principal amount plus the contingent coupon with respect to the final observation period. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Coupon = $10.00 + $0.175 = $10.175

In this example, you receive the stated principal amount per security plus the contingent coupon, equal to a total payment of $10.175 per security at maturity. Your total payment per security in this example is $10.175 (a 1.75% total return over the 2.5 year term of the securities). You will not participate in the appreciation of any of the underlying funds.

	Example 4- UBS does not call the securities and a trigger event does not occur.					Example 5- UBS does not elect to call the securities and a trigger event occurs.
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)
#1	A. $10.00 (below coupon barrier) B. $12.50 (below coupon barrier)	A. $75.00 (below coupon barrier) B. $77.50 (below coupon barrier)	A. $165.00 (below coupon barrier) B. $170.00 (below coupon barrier)	$0	N/A	A. $8.00 (below coupon barrier) B. $8.50 (below coupon barrier)	A. $84.00 (below coupon barrier) B. $86.00 (below coupon barrier)	A. $165.00 (below coupon barrier) B. $167.00 (below coupon barrier)	$0	N/A
#2	A. $13.00 (below coupon barrier) B. $13.50 (below coupon barrier)	A. $80.00 (below coupon barrier) B. $85.00 (below coupon barrier)	A. $175.00 (below coupon barrier) B. $177.00 (below coupon barrier)	$0	N/A	A. $17.50 (at or above coupon barrier) B. $23.00 (at or above coupon barrier)	A. $80.00 (below coupon barrier) B. $85.00 (below coupon barrier)	A. $170.00 (at or above coupon barrier) B. $175.00 (at or above coupon barrier)	$0	N/A
#3 - #9	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A
Final Valuation Date	A. $13.00 (below coupon barrier) B. $27.00 (at or above trigger level)	A. $142.50 (at or above coupon barrier) B. $145.00 (at or above trigger level)	A. $275.00 (at or above coupon barrier) B. $295.00 (at or above trigger level)	$0	N/A	A. $8.25 (below coupon barrier) B. $17.00 (at or above trigger level)	A. $70.00 (below coupon barrier) B. $60.00 (below trigger level)	A. $250.00 (at or above coupon barrier) B. $255.00 (at or above trigger level)	$0	N/A
Payment at Maturity	$10.00						$4.00

February 2020	Page 10

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
▪	In Example 4, UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level. During each observation period prior to the final observation period, the closing prices of at least one of the underlying funds is less than its respective coupon barrier on a trading day during the applicable observation periods. As a result, you do not receive a contingent coupon with respect to any of those observation periods. Because the closing prices of at least one of the underlying funds is less than its respective coupon barriers on a trading day during the final observation period, you do not receive a contingent coupon with respect to the final observation period. At maturity you receive the stated principal amount. Your payment at maturity is calculated as follows:

Stated Principal Amount = $10.00

In this example, you receive the stated principal amount per security at maturity. Your total payment per security in this example is $10.00 (a 0.00% total return over the 2.5 year term of the securities). You will not participate in the appreciation of any of the underlying funds.

▪	In Example 5, the closing price of at least one of the underlying funds is less than its respective coupon barrier on a trading day during each observation period throughout the term of the securities. As a result, you do not receive any contingent coupons during the term of the securities. Furthermore, because the final price of one of the underlying funds is less than its applicable trigger level on the final valuation date, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$10.00 × (1 + Underlying Return of the Worst Performing Underlying Fund)

= $10.00 × (1 + -60%)

= $10.00 × 40%

= $4.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss over the 2.5 year term of the securities).

We make no representation or warranty as to which of the underlying funds will be the least performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect prior to the final valuation date to call the securities and a trigger event occurs, you will lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the securities prior to maturity and a trigger event occurs, UBS will pay you a cash payment per security that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent coupon if the closing price of any underlying fund is less than its coupon barrier on any trading day during the applicable observation period.

You will be exposed to the market risk of each underlying fund on each trading day during the term of the securities (including the final valuation date) and any decline in the price of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

February 2020	Page 11

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If UBS does not elect to call the securities, UBS will repay you the principal amount of your securities in cash only if a trigger event does not occur, meaning the closing price of each underlying fund is equal to or greater than its trigger level on the trigger observation date, and will make such payment only at maturity. If UBS does not elect to call the securities and a trigger event occurs, meaning the closing price of any underlying fund is less than its trigger level on the trigger observation date, which is the final valuation date, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying fund and, in extreme situations, you could lose all of your initial investment.
▪	The stated payout from the issuer applies only if you hold your securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of each underlying fund at such time is equal to or greater than its trigger level. All payments on the securities are subject to the creditworthiness of UBS.
▪	You may not receive any contingent coupons with respect to your securities. UBS will not necessarily make periodic coupon payments on the securities. If the closing price of any underlying fund is less than its respective coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing prices of the other underlying funds are equal to or greater than their respective coupon barriers on each trading day during such observation period. If the closing price of any underlying fund is less than its coupon barrier on at least one trading day during each observation period, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the specified contingent coupon rate, regardless of any appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of observation periods, if any, for which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may call the securities at its discretion as early as the first potential call settlement date, the total return on the securities could be less than if the securities remained outstanding until maturity. Further, if UBS elects to call the securities, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the securities could be less than if the securities remained outstanding until maturity. If UBS does not elect to call the securities, you may be subject to the decline in the price of the worst performing underlying fund even though you cannot participate in any appreciation in the price of any underlying fund. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds. In addition, as an owner of the securities, you will not have voting rights or any other rights of a holder of any underlying fund.
▪	Greater expected volatility with respect to, and lower expected correlation among, the underlying funds generally reflects a higher contingent coupon rate and a higher expectation as of the trade date that the closing price of any of the underlying funds could be less than its trigger level on the trigger observation date of the securities. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the trade date that the closing price of any of the underlying funds could be less than its trigger level on the trigger observation date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying fund. This greater expected risk will generally be reflected in a higher contingent coupon rate for that security. However, while the contingent coupon rate was set on the trade date based, in part, on the correlations of the underlying funds and each underlying fund’s volatility calculated using our internal models, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The correlations referenced in setting the terms of the securities are calculated using our internal models and are not derived from the daily returns of the underlying funds over the period set forth under “Correlation of the Underlying Funds” below. The price of any underlying fund for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	UBS may elect to call the securities and the securities are subject to reinvestment risk. UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is above its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no

February 2020	Page 12

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust contingent coupons and suffer a significant loss at maturity. Also, UBS is more likely to exercise its issuer call right when prevailing interest rates are low relative to the contingent coupon rate. In the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, the term of the securities will be reduced and you will not receive any payment on the securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar price of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because UBS may call the securities at its discretion as early as the first potential call settlement date, you should be prepared in the event UBS elects to call the securities. Further, UBS’ right to call the securities may also adversely impact your ability to sell your securities in the secondary market, if any exists.
▪	An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.
▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund will negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. For instance, you will receive a negative return equal to the underlying return of the worst performing underlying fund if the closing price of one underlying fund is less than its trigger level on the trigger observation date, even if the underlying return of another underlying fund is positive or has not declined as much. Further, you are subject to the market risk of each underlying fund on each trading day during the term of the securities and will not receive a contingent coupon with respect to an observation period if the closing price of any underlying fund is less than its coupon barrier on any trading day during such observation period. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	Because the securities are linked to the worst performing underlying fund, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying fund or fewer underlying funds. The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities than the risk of investing in substantially similar securities that are linked to the performance of a single underlying fund or fewer underlying funds if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or final price of any of the underlying funds, as applicable, will be less than its respective coupon barrier on any trading day during any observation period or decline to a closing price that is less than its trigger level on the trigger observation date than if the securities were linked to a single underlying fund or fewer underlying funds. In addition, if the performances of the underlying funds are not correlated to each other or are negatively correlated, the risk that the closing price or final price, as applicable, of any underlying fund is less than its coupon barrier or trigger level during any observation period or on any observation end date (including the final valuation date), is even greater. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.
▪	Any payment on the securities is subject to the creditworthiness of UBS. The securities are unsubordinated unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is directly linked to the performance of the underlying funds and indirectly linked to the performance of the assets comprising each fund (the “underlying constituents”) on each trading day during the term of the securities. The prices of the underlying funds can rise or fall sharply due to factors specific to each underlying fund, such as stock price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general market prices, interest rates and economic and political conditions; and the composition of the underlying funds. We urge you to review information filed periodically by the issuers of the underlying funds (the “underlying fund issuers”) with the SEC.

February 2020	Page 13

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
▪	Fair value considerations.
o	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, the volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date is less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the securities and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying funds are currently or have been below their respective coupon barriers; the composition of the underlying funds; the availability of comparable instruments; and the creditworthiness of UBS.

February 2020	Page 14

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	The securities are subject to small-capitalization stock risks. The securities are linked to the iShares® Russell 2000 ETF and are subject to risks associated with small-capitalization companies. The iShares® Russell 2000 ETF invests in companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than mid- and large-capitalization companies and therefore the respective fund’s share price may be more volatile than that of funds that invest a larger percentage of their assets in stocks issued by mid- and large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of mid- and large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the relevant fund to buy and sell them. In addition, small-capitalization companies are typically less stable financially than mid- and large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than mid- and large-capitalization companies and are more susceptible to adverse developments related to their products.
▪	The securities are subject to currency exchange rate risk. The Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Fund”) invests in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such underlying constituents trade. The values of the currencies of the countries in which the ASHR Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolio of the ASHR Fund. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of securities in which the ASHR Fund invest will be adversely affected and the value of the securities may decrease.
▪	The securities are subject to emerging markets risk. The securities are linked to shares of the ASHR Fund and are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies' value. These factors could include changes in the emerging market government's economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the securities are susceptible, before making a decision to invest in the securities.
▪	The securities are subject to non-U.S. securities market risk. The securities are linked to shares of the ASHR Fund and are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non- U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
▪	The underlying funds are ETFs and their value may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of its

February 2020	Page 15

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.
▪	Fluctuation of NAV. The net asset value (the ``NAV'') of each underlying fund may fluctuate with changes in the market value of its underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of an underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market prices of the underlying funds may differ from their respective NAV per share and may trade at, above or below their NAV per share.

▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index as specified under “Information About the Underlying Funds” (its “target index”), various factors, including fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its target index. Additionally, although the performance of an underlying fund seeks to replicate the performance of its target index, an underlying fund may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific underlying constituent is removed from its target index, the applicable underlying fund generally would not sell a security because such the issuer of such underlying constituent (its “underlying constituent issuer”) was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of its investment adviser may not produce the intended results.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall. There can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier on each trading day during each observation period, or, if UBS does not elect to call the securities, that a trigger event will not occur. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund issuers and the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying fund in general and the underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
▪	Potential conflicts of interest. We and our affiliates may engage in business related to the underlying funds, which may present a conflict between our obligations as issuer and you, as a holder of the securities. UBS may elect to call the securities pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, securities, such as, but not limited to, those described above under “— UBS may elect to call the securities and the securities are subject to reinvestment risk” and “— An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying fund and whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying funds. can postpone the determination of the terms of the securities on the trade date, or the closing prices of the underlying funds on any observation end date and any trigger observation date (including the final valuation date). Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent coupon rate, trigger levels and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in

February 2020	Page 16

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	No affiliation with the underlying fund issuers or their investment advisers. Neither the underlying fund issuers nor their respective investment advisers, as specified under “Information About the Underlying Funds”, are affiliates of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying funds from publicly available information and have not made any due diligence inquiry with respect to any underlying fund.
▪	We may engage in business with or involving one or more underlying fund issuers or investment advisers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers or investment advisers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you.
▪	Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any date of determination and, therefore, the market value of the securities and any payment on the securities.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights

February 2020	Page 17

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

February 2020	Page 18

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Information about the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying funds as an indication of future performance.

Xtrackers Harvest CSI 300 China A-Shares ETF

We have derived all information contained herein regarding the Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Fund”) from publicly available information. Such information reflects the policies of, and is subject to change by DBX ETF Trust (the “Trust”), a registered investment company, DBX Advisors LLC (“DBX”), the investment adviser of the ASHR Fund, and Harvest Global Investments Limited (“HGI”), the sub-advisor of the ASHR Fund. UBS has not taken an independent review or due diligence of any publicly available information regarding the ASHR Fund.

The ASHR Fund seeks to provide investment results that, before expenses and fees, track the price and yield performance of the China Securities 300 Index (the “target index”). Under normal circumstances, the ASHR Fund will invest at least 80% of its total assets in securities of issuers that compromise its target index. The ASHR Fund seeks to achieve this objective by primarily investing directly in A-Shares, which are equity securities issued by companies incorporated in mainland China and are denominated and traded in renminbi (“RMB”) on the Shenzhen and Shanghai Stock Exchanges. The ASHR Fund may invest the remainder of its assets in other instruments that are not included in the target index, but which DBX and/or HGI believes will help the ASHR Fund track the target index. These investments may include equity securities and depositary receipts of issuers whose securities are not components of the target index, derivative instruments (including swaps, futures, forwards, structured notes and options), other investment companies (including ETFs) and cash or cash equivalents (including money market funds). In seeking to track the performance of the target index, the HGI expects to use a “full replication” indexing strategy for the ASHR Fund, which means investing directly in the component securities (or a substantial number of the component securities) of the target index in substantially the same weightings in which they are represented in the target index. If it is not possible for HGI to acquire component securities due to limited availability or regulatory restrictions, HGI may use a “reprentative sampling” strategy, which means investing in a representative sample of securities that collectively have an investment profile similar to the target index.

The target index is designed to measure the overall performance of the China A-Share market and is composed of the 300 largest and most liquid stocks in the China A-Share market, as determined by China Securities Index Co., Ltd. (the “target index sponsor”). The universe of shares eligible to be included in the target index consists of all A-Shares listed on the Shanghai Stock Exchange and Shenzhen Stock Exchange that satisfy the following conditions: (a) (i) for shares listed on the ChiNext board of the Shenzhen Stock Exchange, the shares must have been listed for more than three years; (ii) for all other shares, the shares must have been listed for more than three months, except that shares listed for less than three months may be eligible for inclusion in the tracked index if the daily average total market value of the shares since the shares’ initial listing is within the top 30 of all A-shares; and (b) the shares must not be “ST Stock” or “*ST Stock”. “ST Stocks” are shares that are given special treatment by regulators as a result of the issuer having financial losses for a continuous 2 years, the shares having volatility that is considered high and other factors. “*ST Stocks” are treated specially by regulators to inform investors of the potential risk of delisting of the issuer’s shares. The target index sponsor then ranks the A-Shares in the eligible universe by daily average trading volume over the most recent year in descending order and selects the top 300 ranked A-Shares as constituents of the target index. The ASHR Fund is non-diversified, which means to the extent the target index is concentrated in a particular industry, the ASHR Fund is expected to be concentrated in that industry.

As of December 31, 2019, operating expenses of the ASHR Fund are expected to accrue at an annual rate of 0.65% of the ASHR Fund's daily net asset value. Expenses of the ASHR Fund reduce the net value of the assets held by the ASHR Fund and, therefore, reduce the value of each unit of the ASHR Fund.

As of December 31, 2019, the ASHR Fund's ten largest company holdings include: Ping An Insurance Group Co of China (6.72%), Kweichow Moutai (4.35%), China Merchants Bank (2.81%), Gree Electric Appliances - Class A (2.29%), Industrial Bank (2.09%), Midea Group - Class A (2.05%), Jiangsu Hengrui Medicine - Class A (1.96%), Wuliangye Yibin - Class A (1.87%), Citic Securities (1.45%) and Inner Mongolia Yili Industrial (1.37%).

In making your investment decision you should review the prospectus related to the ASHR Fund.

Shares of the ASHR Fund are listed on the NYSE Arca under ticker symbol "ASHR."

Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-170122 and 811-22487.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the ASHR Fund.

February 2020	Page 19

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Information as of market close on February 28, 2020:

Bloomberg Ticker Symbol:	ASHR	52 Week High (on January 13, 2020):	$30.88
Current Price:	$28.57	52 Week Low (on August 5, 2019):	$25.61
52 Weeks Ago (on February 28, 2019):	$27.46

February 2020	Page 20

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on February 28, 2020 was $28.57. The associated graph shows the closing prices of the underlying fund for each trading day from November 6, 2013 to February 28, 2020. The dotted line represents its coupon barrier and its trigger level of $17.14, which is equal to 60% of its closing price on February 28, 2020. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

Xtrackers Harvest CSI 300 China A-Shares ETF	High	Low	Period End
2016
First Quarter	$25.96	$21.08	$24.55
Second Quarter	$25.19	$22.68	$23.76
Third Quarter	$26.02	$23.59	$24.58
Fourth Quarter	$26.18	$23.45	$23.45
2017
First Quarter	$25.50	$23.89	$25.13
Second Quarter	$27.26	$24.02	$27.26
Third Quarter	$30.00	$27.05	$29.19
Fourth Quarter	$32.45	$29.26	$31.03
2018
First Quarter	$34.85	$29.77	$31.28
Second Quarter	$31.39	$25.89	$26.53
Third Quarter	$27.01	$23.56	$25.35
Fourth Quarter	$25.40	$21.68	$21.93
2019
First Quarter	$28.78	$21.51	$28.73
Second Quarter	$30.79	$25.66	$28.16
Third Quarter	$29.00	$25.61	$27.09
Fourth Quarter	$29.64	$26.81	$29.64
2020
First Quarter (through February 28, 2020)	$30.88	$26.06	$28.57

February 2020	Page 21

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Xtrackers Harvest CSI 300 China A-Shares ETF – Daily Closing Prices
November 6, 2013 to February 28, 2020

60
50
40
30
20
10
0
Nov-2013
Nov-2014
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019

February 2020	Page 22

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

iShares® Russell 2000 ETF

We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors (“BFA” or its “Investment Adviser”). UBS has not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund.

The IWM Fund is one of the investment portfolios that constitute the iShares Trust. The IWM Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses of the Russell 2000 Index (the “Russell 2000”). The Russell 2000 measures the performance of the small-capitalization sector of the U.S. equity market and is provided by Russell Investment Group, an organization that is independent of the IWM Fund and BFA. The Russell Investment Group is under no obligation to continue to publish, and may discontinue or suspend the publication of the Russell 2000 at any time.

The Russell 2000 is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000 Index. The IWM Fund invests in a representative sample of securities included in the Russell 2000 that collectively has an investment profile similar to the Russell 2000. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the Russell 2000. Due to the use of representative sampling, the IWM Fund may or may not hold all of the securities that are included in the Russell 2000.

As of December 31, 2019, ordinary operating expenses of the IWM Fund are expected to accrue at an annual rate of 0.19% of the IWM Fund’s average daily net asset value. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.

As of December 31, 2019, the IWM Fund held stocks of U.S. companies in the following industry sectors: Health Care (18.16%), Financials (17.54%), Industrials (15.79%), Information Technology (13.52%), Consumer Discretionary (10.85%), Real Estate (7.78%), Materials (3.89%), Utilities (3.67%), Energy (3.18%), Consumer Staples (3.01%), Communication (2.30%) and Other (0.32%).

In making your investment decision you should review the prospectus related to the IWM Fund filed by BlackRock Fund Advisors.

We have not undertaken an independent review or due diligence of any publicly available information regarding the IWM Fund, and such information is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference.

Shares of the IWM Fund are listed on the NYSE Arca under ticker symbol "IWM."

Information filed by iShares Trust with the SEC can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code 0001100663.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the IWM Fund.

Information as of market close on February 28, 2020:

Bloomberg Ticker Symbol:	IWM	52 Week High (on January 16, 2020):	$169.53
Current Price:	$146.33	52 Week Low (on August 27, 2019):	$144.85
52 Weeks Ago (on February 28, 2019):	$156.78

February 2020	Page 23

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on February 28, 2020 was $146.33. The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2010 to February 28, 2020. The dotted line represents its coupon barrier and its trigger level of $87.80, which is equal to 60% of its closing price on February 28, 2020. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

iShares® Russell 2000 ETF	High	Low	Period End
2016
First Quarter	$110.62	$94.80	$110.62
Second Quarter	$118.43	$108.69	$114.97
Third Quarter	$125.70	$113.69	$124.21
Fourth Quarter	$138.31	$115.00	$134.85
2017
First Quarter	$140.36	$133.75	$137.48
Second Quarter	$142.10	$133.72	$140.92
Third Quarter	$148.18	$134.83	$148.18
Fourth Quarter	$154.30	$145.63	$152.46
2018
First Quarter	$159.96	$145.44	$151.83
Second Quarter	$169.97	$148.13	$163.77
Third Quarter	$173.02	$164.20	$168.55
Fourth Quarter	$166.33	$125.88	$133.90
2019
First Quarter	$158.24	$132.25	$153.09
Second Quarter	$160.71	$145.86	$155.50
Third Quarter	$157.90	$144.85	$151.34
Fourth Quarter	$166.68	$146.46	$165.67
2020
First Quarter (through February 28, 2020)	$169.53	$146.33	$146.33

February 2020	Page 24

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

February 2020	Page 25

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust

We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Fund or State Street Global Advisors Trust Company as trustee of the SPY Fund (the “Trustee”). UBS has not undertaken an independent review or due diligence of any publicly available information regarding the SPY Fund.

The SPY Fund is a unit investment trust that issues securities called “trust units” or “units” of the SPY Fund (the “SPDRs”), each of which represents a fractional undivided ownership interest in the SPY Fund. The SPY Fund is designed to generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index (its “target index”). The Trustee on a nondiscretionary basis adjusts the composition of the portfolio of stocks held by the SPY Fund to conform to changes in the composition and/or weighting structure of the target index. Although the SPY Fund may at any time fail to own certain securities included within the target index, the SPY Fund will be substantially invested in the constituent stocks of the target index.

The target index was developed by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the target index at any time. The target index is composed of the selected stocks of five-hundred (500) United States companies, all of which are listed on national stock exchanges and spans over 25 separate industry groups. Since 1968, the target index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy.

As of December 31, 2019, ordinary operating expenses of the SPY Fund are expected to accrue at an annual rate of 0.0945% of the SPY

Fund’s daily net asset value. Expenses of the SPY Fund reduce the net value of the assets held by the SPY Fund and, therefore, reduce the value of each unit of the SPY Fund.

As of December 31, 2019, the SPY Fund’s top holdings were stocks of U.S. companies in the following industry sectors: Information Technology (23.20%), Health Care (14.20%), Financials (12.96%), Communication Services (10.39%), Consumer Discretionary (9.77%), Industrials (9.48%), Consumer Staples (7.43%), Energy (5.43%), Utilities (3.33%) and Real Estate (3.09%).

In making your investment decision you should review the prospectus related to the SPY Fund.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the SPY Fund.

Information as of market close on February 28, 2020:

Bloomberg Ticker Symbol:	SPY	52 Week High (on February 19, 2020):	$338.34
Current Price:	$296.26	52 Week Low (on March 8, 2019):	$274.46
52 Weeks Ago (on February 28, 2019):	$278.68

February 2020	Page 26

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on February 28, 2020 was $296.26. The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2010 to February 28, 2020. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of $177.76, which is equal to 60% of its closing price on February 28, 2020. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The SPDR® S&P 500® ETF Trust	High	Low	Period End
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter	$293.58	$270.90	$290.72
Fourth Quarter	$291.73	$234.34	$249.92
2019
First Quarter	$284.73	$244.21	$282.48
Second Quarter	$295.86	$274.57	$293.00
Third Quarter	$302.01	$283.82	$296.77
Fourth Quarter	$322.94	$288.06	$321.86
2020
First Quarter (through February 28, 2020)	$338.34	$296.26	$296.26

February 2020	Page 27

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust – Daily Closing Prices
January 1, 2010 to February 28, 2020
400
350
300
250
200
150
100
50
0
Jan-2010
Jan-2011
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

February 2020	Page 28

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Correlation of the Underlying Funds

The graph below illustrates the daily performance of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and shares of the SPDR® S&P 500® ETF Trust from November 6, 2013 through February 28, 2020. For comparison purposes, each underlying fund has been normalized to have a closing price of 100.00 on November 6, 2013 by dividing the closing price of that underlying fund on each trading day by the closing price of that underlying fund on November 6, 2013 and multiplying by 100.00. We obtained the closing prices used to determine the normalized closing prices set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying funds over a given period, the more positively correlated those underlying funds are. The lower (or more negative) the correlation among the underlying funds, the less likely it is that those underlying funds will move in the same direction and therefore, the greater the potential for the closing price of one of those underlying funds to be less than its coupon barrier on a trading day during an observation period or trigger level on the trigger observation date, respectively. This is because the less positively correlated the underlying funds are, the greater the likelihood that at least one of the underlying funds will decrease in value. However, even if the underlying funds have a higher positive correlation, the closing price of one or more of the underlying funds may be less than its coupon barrier on a trading day during an observation period or trigger level on the trigger observation date, respectively, as the underlying funds may decrease in value together. See “Risk Factors — You are exposed to the market risk of each underlying fund” and “— Because the securities are linked to the worst performing underlying fund, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying fund or fewer underlying funds” on page 13 herein.

Past performance of the underlying funds is not indicative of the future performance of the underlying funds.

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

February 2020	Page 29

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each coupon payment date shall be the business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon issuer call shall be payable to the person to whom the payment at maturity or issuer call amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Subject to the “constructive ownership rules” of Section 1260 discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, (including possible treatment as a “constructive ownership” transaction under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement.

Section 1260. Because the underlying funds would be treated as “pass-thru entities” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any underlying issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the

February 2020	Page 30

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. Notice 2008-2 focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or a trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S.  holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the securities are not “delta-one” with respect to any underlying fund, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will

February 2020	Page 31

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the entire term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the trade date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the payment at maturity, if any. See “Risk Factors” beginning on page 12 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.20 per security. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.20 reflecting a fixed

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Trigger Callable Contingent Yield Securities with Daily Coupon Observation due September 1, 2022
$2,750,000 Based on on the worst performing of the shares of the Xtrackers Harvest CSI 300 China A-Shares ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust structuring fee of $0.05 and a fixed sales commission of $0.15 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” beginning on page 14 of this pricing supplement.
Prohibition of sales to EEA retail investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the securities:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 28, 2019 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer's registration statement on Form F-3 (the "Registration Statement"). In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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